Exhibit 99.1

Akoya Reports Record Revenue in the Second Quarter of 2023 and Reiterates Full Year 2023 Revenue Guidance

August 7, 2023

Q2 2023 revenue $23.5 million, 31% y/y growth

Reiterating FY 2023 revenue guidance range of $95-98 million

MARLBOROUGH, Mass.— Akoya Biosciences, Inc. (Nasdaq: AKYA) (“Akoya”), The Spatial Biology Company®, today announced its financial results for the second quarter ending June 30, 2023.

“Akoya delivered strong financial performance in the second quarter, highlighted by record revenue and the milestone of the 1,000th publication featuring Akoya platforms, the industry’s largest and fastest growing publications volume,” said Brian McKelligon, Chief Executive Officer, Akoya Biosciences. “With a leading position in spatial biology, consistent commercial and operational execution, and a recent financing to further increase the strength of our balance sheet, Akoya is well positioned to continue to drive long-term growth while moving the business towards profitability.”

Second Quarter 2023 Financial Highlights

●	Total revenue was $23.5 million in the second quarter of 2023, compared to $17.9 million in the prior year period; an increase of 31%.
●	Product revenue (which includes instruments, reagents, and software) was $17.1 million in the second quarter of 2023, compared to $14.2 million in the prior year period; an increase of 20%.
o	Instrument revenue was $11.3 million, compared to $9.5 million in the prior year period; an increase of 19%.
o	Reagent revenue was $5.8 million, compared to $4.5 million in the prior year period; an increase of 29%.
●	Service and other revenue totaled $6.4 million in the second quarter of 2023, compared to $3.7 million in the prior year period; an increase of 73%.
●	Gross profit was $12.1 million and gross profit margin was 51.5% in the second quarter of 2023, compared to $10.3 million and 57.8% respectively in the prior year period.
o	COGS in the second quarter of 2023 was $11.4 million, compared to $7.6 million in the prior year period.
o	COGS in the second quarter of 2023 includes a non-routine charge of $2.0 million for inventory related to the expiration of materials purchased in prior periods.
●	$47.8 million in net proceeds from public offering of common stock in the second quarter of 2023.
●	$93.3 million of cash and cash equivalents as of June 30, 2023, with $11.3 million in additional debt capacity.

Second Quarter 2023 Business Highlights

●	72 instruments were sold in the second quarter of 2023: 27 PhenoCyclers, 45 PhenoImagers (which includes Fusion and HT), compared to 60 instruments sold in the prior year period (16 PhenoCyclers, 44 PhenoImagers).
●	Instrument installed base of 1,064 as of June 30, 2023 (300 PhenoCyclers, 764 PhenoImagers), compared to an installed base of 808 in the prior year period (212 PhenoCyclers, 596 PhenoImagers); an increase of 32%.

o	Combined-unit PhenoCycler-Fusion installed base of 159 as of June 30, 2023, compared to 55 in the prior year period.
●	As of June 30, 2023, there were 988 total publications featuring Akoya’s platforms, 60% growth from 618 total publications in the prior year period; achieved milestone publication volume of 1,000 in July.
●	Launched the Fusion 2.0 and HT field upgrades with rolling launch of PhenoCode Panels
●	Adjusted organizational structure to support portfolio prioritization and streamlined cost structure to achieve objective of reaching cash flow breakeven.

YTD 2023 Financial and Business Highlights

●	Total revenue was $44.9 million YTD as of June 30, 2023, compared to $34.8 million in the prior year period; an increase of 29%.
●	Product revenue was $32.7 million YTD as of June 30, 2023, compared to $27.5 million in the prior year period; an increase of 19%.
●	Services and other revenue totaled $12.3 million YTD as of June 30, 2023, compared to $7.3 million in the prior year period; an increase of 68%.
●	Gross profit was $24.4 million YTD as of June 30, 2023, compared to $20.4 million in the prior year period and gross profit margin was 54.3% YTD as of June 30, 2023, compared to 58.7% in the prior year period.
●	130 instruments were sold YTD as of June 30, 2023; 46 PhenoCyclers, 84 PhenoImagers, compared to 111 instruments sold in the prior year period; an increase of 17%.

2023 Financial Outlook

The Company, based on its current plans and initiatives, continues to expect full year 2023 revenue in the range of $95-98 million.

Webcast and Conference Call Details

Akoya will host a conference call today, August 7, 2023, at 5:00 p.m. Eastern Time to discuss its second quarter 2023 financial results. Investors interested in listening to the conference call are required to register online. A live webcast of the conference call will be available on the “Investors” section of the Company's website at https://investors.akoyabio.com/. The webcast will be archived on the website following the completion of the call for three months.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including expectations regarding our ability to market and sell our PhenoCycler and PhenoImager platforms and our other products and services, our ability to increase awareness of spatial biology technology, our ability to execute on our plans and expectations, our research and development efforts and other matters regarding our business strategies, future performance, use of capital, results of operations and financial position and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and

Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

About Akoya Biosciences

As The Spatial Biology Company®, Akoya Biosciences’ mission is to bring context to the world of biology and human health through the power of spatial phenotyping. The Company offers comprehensive single-cell imaging solutions that allow researchers to phenotype cells with spatial context and visualize how they organize and interact to influence disease progression and response to therapy. Akoya offers a full continuum of spatial phenotyping solutions to serve the diverse needs of researchers across discovery, translational and clinical research: PhenoCode™ Panels and PhenoCycler®, PhenoImager® Fusion and PhenoImager HT Instruments. To learn more about Akoya, visit www.akoyabio.com.

Investor Contact:

Priyam Shah

Sr. Director, Investor Relations

Akoya Biosciences

investors@akoyabio.com

Media Contact:

Christine Quern

617-650-8497

media@akoyabio.com

AKOYA BIOSCIENCES, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets (unaudited)

(in thousands)

	June 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$93,328	$74,229
Marketable securities	—	6,989
Accounts receivable, net	12,866	9,729
Inventories, net	16,131	14,486
Prepaid expenses and other current assets	3,845	6,764
Total current assets	126,170	112,197
Property and equipment, net	11,139	10,174
Demo inventory, net	1,546	2,084
Intangible assets, net	19,125	20,048
Goodwill	18,262	18,262
Operating lease right of use assets, net	9,629	10,785
Financing lease right of use assets, net	1,990	1,490
Other non-current assets	1,018	991
Total assets	$188,879	$176,031
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$26,460	$27,147
Current portion of operating lease liabilities	2,894	3,009
Current portion of financing lease liabilities	822	620
Deferred revenue	7,214	6,279
Total current liabilities	37,390	37,055
Deferred revenue, net of current portion	2,495	2,114
Long-term debt, net	63,636	63,277
Contingent consideration liability, net of current portion	5,051	6,039
Operating lease liabilities, net of current portion	7,253	8,203
Financing lease liabilities, net of current portion	1,066	675
Other long-term liabilities	87	87
Total liabilities	116,978	117,450
Total stockholders' equity	71,901	58,581
Total liabilities and stockholders' equity	$188,879	$176,031

AKOYA BIOSCIENCES, INC. AND SUBSIDIARY

Consolidated Statements of Operations (unaudited)

(in thousands, except share and per share amounts)

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2023	2022	2023	2022
Revenue:
Product revenue	$17,147	$14,161	$32,671	$27,504
Service and other revenue	6,374	3,733	12,260	7,284
Total revenue	23,521	17,894	44,931	34,788
Cost of goods sold:
Cost of product revenue	7,788	5,198	13,539	9,278
Cost of service and other revenue	3,617	2,355	6,983	5,073
Total cost of goods sold	11,405	7,553	20,522	14,351
Gross profit	12,116	10,341	24,409	20,437
Operating expenses:
Selling, general and administrative	22,708	20,590	44,466	38,783
Research and development	6,273	5,598	12,046	11,312
Change in fair value of contingent consideration	530	(1,156)	757	(956)
Depreciation and amortization	1,847	1,617	3,818	3,160
Total operating expenses	31,358	26,649	61,087	52,299
Loss from operations	(19,242)	(16,308)	(36,678)	(31,862)
Other income (expense):
Interest expense	(2,175)	(849)	(4,229)	(1,598)
Interest income	737	54	1,502	76
Other expense, net	(105)	(286)	(153)	(382)
Loss before provision for income taxes	(20,785)	(17,389)	(39,558)	(33,766)
Provision for income taxes	(18)	(106)	(47)	(128)
Net loss	$(20,803)	$(17,495)	$(39,605)	$(33,894)
Net loss per share attributable to common stockholders, basic and diluted	$(0.51)	$(0.47)	$(1.00)	$(0.90)
Weighted-average shares outstanding, basic and diluted	40,639,714	37,612,331	39,489,261	37,538,821